UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 1, 2020
UNITED STATES CELLULAR CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	001-09712	62-1147325
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
8410 West Bryn Mawr, Chicago, Illinois 60631
(Address of principal executive offices and zip code)

Registrant's telephone number, including area code: (773) 399-8900

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol	Name of each exchange on which registered
Common Shares, $1 par value	USM	New York Stock Exchange
6.95% Senior Notes due 2060	UZA	New York Stock Exchange
7.25% Senior Notes due 2063	UZB	New York Stock Exchange
7.25% Senior Notes due 2064	UZC	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐	Emerging growth company

☐	If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements for Certain Officers

Appointment of New CEO

On June 1, 2020, United States Cellular Corporation (U.S. Cellular) issued a press release announcing that Kenneth R. Meyers provided notice on June 1, 2020 that he will retire as President and Chief Executive Officer and as a director of U.S. Cellular, effective July 1, 2020, and that Laurent C. Therivel had been appointed as President and Chief Executive Officer and as a director of U.S. Cellular, effective July 1, 2020. A copy of such press release is attached hereto as Exhibit 99.1.

Kenneth R. Meyers did not resign due to any disagreement with U.S. Cellular. Mr. Meyers has been appointed to serve as Senior Advisor to the Chief Executive Officer from July 1, 2020 through September 4, 2020, at which time he will retire from employment with U.S. Cellular.

Mr. Therivel is 45 years old. During the last five years, Mr. Therivel was the Chief Executive Officer of AT&T Mexico from November 2018 to April 2020, Chief Financial Officer of AT&T Business from 2017 to 2018, Senior Vice President of AT&T Small Business Solutions from 2016 to 2017 and Senior Vice President – Strategy of AT&T Mobility & Business from 2013 to 2016.

Letter Agreement with Mr. Therivel

U.S. Cellular entered into a letter agreement with Mr. Therivel dated June 1, 2020 related to his employment with U.S. Cellular. The following is a brief description of this letter agreement.

A base salary of $755,000 per year through December 31, 2020, with a performance review following year-end 2020.

A target annual bonus opportunity for 2020 equal to 110% of annual base salary (pro-rated for months employed during 2020).

Assuming continued employment, a one-time cash retention payment of $1,300,000 on December 1, 2020, $400,000 on June 30, 2022, $885,000 on December 1, 2023 and $295,000 on December 1, 2024.

An initial restricted stock unit award with a grant date value of $2,250,000, which shall cliff vest six years after the start date of employment.

An initial equity award with a grant date value of $4,500,000, with vesting conditional on U.S. Cellular achieving, during any two calendar-year period commencing no earlier than January 1, 2021 and ending no later than December 31, 2026, both (i) a specified total revenue average growth rate, and (ii) a specified average annual return on capital.

Starting in 2021, annual equity grants with a target grant date value anticipated to be not less than $4,000,000. The 2021 grants are anticipated to have a target grant date value equal to $4,500,000.

This brief description is qualified by reference to the complete terms of the letter agreement which will be filed as an exhibit to U.S. Cellular’s next Quarterly Report on Form 10-Q.

Item 9.01.  Financial Statements and Exhibits
(d)   The following exhibits are being filed herewith:

Exhibit Number	Description of Exhibits
99.1	Press Release dated June 1, 2020.

104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNITED STATES CELLULAR CORPORATION
(Registrant)

Date:	June 4, 2020	By:	/s/ Douglas W. Chambers
Douglas W. Chambers
Senior Vice President, Chief Financial Officer and Treasurer
(principal financial officer)